                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 MEDICEPT, INC.

         The undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, hereby certifies as follows:

         FIRST. The name of the corporation is

                                 MediCept, Inc.

         SECOND. The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH. The total numbs of shares of stock which the corporation shall have authority to issue is 2,000,000 shares of Common Stock with a par value of One Tenth of One Cent ($0.001) per share.

         FIFTH. The name and mailing address of the incorporator are as follows:

                NAME                    MAILING ADDRESS

                Lynnette C. Fallon      c/o Palmer & Dodge LLP
                                        One Beacon Street
                                        Boston, Massachusetts 02108

         SIXTH. The corporation is to have perpetual existence.

         SEVENTH. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         EIGHTH. The Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

         NINTH. A director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the elimination or

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:30 AM 07/14/2000
                                                             001357319 - 3220786
limitation of liability is not permitted under the Delaware General Corporation Law as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

         TENTH. The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

         Indemnification may include payment by the corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of any undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayments.

         The corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the board of directors of the corporation.

         The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The corporation may, to the extent authorized from time to time by its board of directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to or greater or less than, those set forth in this Article.

         Any person seeking indemnification under this Article shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

         Any amendment or repeal of the provisions of this Article shall not adversely affect any right or protection of a director or officer of this corporation with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

         ELEVENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         Signed this 14th day of July, 2000.

                                         /s/ Lynnette C. Fallon
                                             -----------------------------------
                                             Lynnette C. Fallon, Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 MEDICEPT, INC.

         MediCept, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

"RESOLVED:        That it is advisable that the name of the Corporation be
                  changed from "MediCept, Inc." to "Critical Therapeutics,
                  Inc."; and that such name change be made effective upon approval by the stockholders of the Corporation and filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware reflecting said name change."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Mitchell Fink, its President, this 16th day of February, 2001.

                                      MediCept, Inc.

                                      By: /s/ Mitchell Fink
                                          ---------------------------------
                                          Mitchell Fink
                                          President

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 05:00 PM 03/12/2001
                                                             010122342 - 3220786

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                        FILED 9:00 AM 07/06/2001
                                                             010325220 - 3220786

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CRITICAL THERAPEUTICS, INC.
                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware

         Critical Therapeutics, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

         RESOLVED: That Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following Article FOURTH is inserted in lieu thereof:


                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 18,850,000 shares of Common Stock, $.001 par value per share ("Common Stock") and (ii) 10,150,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock").

                  Upon the filing with the Secretary of State of the State of Delaware of this Certificate of Amendment of Certificate of Incorporation, each issued and outstanding share of Common Stock of the Corporation shall thereby be divided into 5.11111 validly issued, fully paid and non-assessable shares of Common Stock of the Corporation. There shall not be any change in the authorized number of shares of Common Stock by reason of such division.

                  The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK.

         1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

         2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

         Except as otherwise provided in this Article, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

         3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B. PREFERRED STOCK.

         Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

         Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

C. SERIES A CONVERTIBLE PREFERRED STOCK.

         TEN MILLION ONE HUNDRED FIFTY THOUSAND (10,150,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

         1. Dividends.

                  (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative, non-compounding dividends of $.08 per share of Series A Preferred Stock per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable in preference and priority to any payment of any dividend or other distribution on Common Stock of the Corporation (the "Series A Accruing Dividend"), plus, in the event that the Corporation shall pay or declare any dividend on shares of Common Stock, an amount equal to the product of (i) the per share dividend declared or set aside for the Common Stock multiplied by (ii) the number of whole shares of Common Stock into which each share of Series A Preferred Stock is then convertible. Such Series A Accruing Dividend shall accrue from day to day, whether or not earned or declared, on each share of Series A Preferred Stock from the date of original issuance of such share until paid as provided in this Certificate of Incorporation and shall be cumulative.

                  (b) The Series A Accruing Dividend shall be payable upon the earlier of (i) the date on which the Board of Directors of the Corporation declares a dividend; (ii) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation pursuant to Section 2 below or (iii) redemption of Series A Preferred Stock pursuant to Section 6 below.

                  (c) In the event that there shall be cumulative and/or declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of any shares of Series A Preferred Stock as provided in
Section 4 hereof, the Corporation shall, at the option of the holder of such shares, pay in cash, out of funds legally available therefor, to such holder the full amount of any such dividends or allow such dividends to be converted into Common Stock in accordance with, and pursuant to the terms specified in, Section 4 hereof, except that the Conversion Price (as that term is defined in Section 4(a)) for such purpose shall be the then fair market value of the Common Stock as determined in the good faith and reasonable judgment of the Board of Directors of the Corporation. The Corporation shall at all times maintain a reserve of not less than 2,000,000 shares of Common Stock for such purpose.

         2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to $1.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends accrued (whether or not declared) or declared but unpaid thereon, (the "Preference Amount"). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  (b) After the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Series A Preferred Stock, Common Stock and any other class or series of stock entitled to participate in liquidation distributions with the holders of Common Stock, pro rata based on the number of Shares of Common Stock held by each (assuming conversion into Common Stock of all such shares).

                  (c) If so elected by vote or written consent of holders of a majority of the then outstanding shares of Series A Preferred Stock in lieu of the provisions of Section 4(h), any merger or consolidation in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation (except any such merger or consolidation involving the Corporation or a subsidiary in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least 51% by voting power of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation), or sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation of the Corporation for purposes of this Section 2, and the agreement or plan of merger or consolidation with respect to such merger, consolidation or sale shall provide that the consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above. The amount distributed to the holders of Series A Preferred Stock upon any such merger, consolidation or sale shall be the cash or the value of the property, rights or securities distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

         3. Voting.

                  (a) On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written action of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder (exclusive of any dividends unpaid thereon) are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law, by the provisions of Subsection 3(b) or 3(c) below or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

                  (b) The Board of Directors of the Corporation shall consist of not more than seven (7) directors. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect three directors, and the holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A Preferred Stock), exclusively and as a separate class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the purpose of electing directors by holders of the Series A Preferred Stock. A vacancy in any directorship filled by the holders of Series A Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series A Preferred Stock or by any remaining director or directors elected by the holders of Series A Preferred Stock pursuant to this Subsection 3(b).

                  (c) In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

                           (i) authorize, designate or issue any class or series of capital stock having any rights senior to or on a parity with the Series A Preferred Stock as to dividends, liquidation, redemption or otherwise;

                           (ii) amend the Corporation's Certificate of Incorporation or Bylaws in a manner which affects the rights, privileges or preferences of the Series A Preferred Stock;

                           (iii) pay or declare any dividend or distribution on any shares of its Common Stock or other Junior Stock (except dividends payable on shares of Common Stock, solely in shares of Common Stock), or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries, or otherwise, of any shares of its capital stock (other than the repurchase of Common Stock upon termination of employment or service);

                           (iv) other than pursuant to one or more transactions with an aggregate value that is less than $500,000, enter into any merger or consolidation with any other entity, or allow any entity controlled by it to enter into any merger or consolidation with any other entity as a means of avoiding substantive compliance with the obligations set forth in this Subsection
                           (c)(iv);

                           (v) sell, lease or otherwise dispose of directly or indirectly the lesser of (A) an aggregate of assets with a value of $500,000 or more (other than in the ordinary course of business pursuant to the prior approval of the Board of Directors and each of the MPM and HCV Designees (each as defined in that certain Stockholders' Voting Agreement dated as of the Series A Original Issue Date, as defined in
                           Section 4(d) below)), or (B) all or substantially all of its assets or properties;

                           (vi) enter into any transaction or series of related transactions in which 50% or more of the ownership of the resultant company is owned by shareholders who were not shareholders of the Corporation immediately prior to such transactions or the first transaction in a series of related transactions;

                           (vii) incur indebtedness for borrowed funds, together with all other entities controlled by it, in excess of $500,000 in the aggregate;

                           (viii) voluntarily liquidate or dissolve; or

                           (ix) enter into any acquisition or investment transaction, or series of related acquisition or investment transactions, in which the aggregate value is in excess of $500,000.

         4. Optional Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 by the Series A

Conversion Price (as defined below) in effect at the time of conversion. The "Series A Conversion Price" shall initially be $1.00. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

         In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 6 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the first full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

                  (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series A Conversion Price.

                  (c) Mechanics of Conversion.

                           (i) In order for a holder of Series A Preferred Stock
to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                           (ii) The Corporation shall at all times when the
Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price.

                           (iii) Upon any such conversion, no adjustment to the
Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                           (iv) All shares of Series A Preferred Stock which
shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

                           (v) The Corporation shall pay any and all issue and
other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (d) Adjustments to Series A Conversion Price for Diluting
Issues:

                           (i) Special Definitions. For purposes of this Section
4, the following definitions shall apply:

                                    (A) "Option" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                                    (B) "Series A Original Issue Date" shall
mean the date on which a share of Series A Preferred Stock was first issued.

                                    (C) "Convertible Securities" shall mean any
evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

                                    (D) "Additional Shares of Common Stock"
shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the Series A Original Issue Date, other than:

                                            (I)      shares of Common Stock
                                                     issued or issuable upon
                                                     conversion or exchange of
                                                     any Convertible Securities
                                                     or exercise of any Options
                                                     outstanding on the Series A
                                                     Original Issue Date;

                                            (II)     shares of Common Stock
                                                     issued or issuable as a
                                                     dividend or distribution on
                                                     Series A Preferred Stock;

                                            (III)    shares of Common Stock
                                                     issued or issuable by
                                                     reason of a dividend, stock
                                                     split, split-up or other
                                                     distribution on shares of
                                                     Common Stock that is
                                                     covered by Subsection 4(e)
                                                     or 4(f) below;

                                            (IV)     shares of Common Stock
                                                     issued or issuable solely
                                                     in consideration for the
                                                     acquisition (whether by
                                                     merger or otherwise) by the
                                                     Corporation or its
                                                     subsidiaries of all or
                                                     substantially all of the
                                                     stock or assets of another
                                                     entity, provided that, the
                                                     issuance of such shares is
                                                     approved by a majority of
                                                     the Board of Directors of
                                                     the Corporation and each of
                                                     the MPM and HCV Designees;

                                            (V)      shares of Common Stock (or
                                                     Options with respect
                                                     thereto) (subject in either
                                                     case to appropriate
                                                     adjustment in the event of
                                                     any stock dividend, stock
                                                     split, combination or other
                                                     similar recapitalization
                                                     affecting such shares),
                                                     issued or issuable in
                                                     connection with an
                                                     equipment lease financing
                                                     that is approved by a
                                                     majority of the Board of
                                                     Directors of the
                                                     Corporation and each of the
                                                     MPM and HCV Designees;

                                            (VI)     up to 2,000,000 shares of
                                                     Common Stock (or Options
                                                     with respect thereto)
                                                     (subject in either case to
                                                     appropriate adjustment in
                                                     the event of any stock
                                                     dividend, stock split,
                                                     combination or other
                                                     similar recapitalization
                                                     affecting such shares),
                                                     issued or issuable to
                                                     employees or directors of,
                                                     or consultants to, the
                                                     Corporation pursuant to a
                                                     plan or arrangement
                                                     approved by the Board of
                                                     Directors of the
                                                     Corporation and by a
                                                     majority of the members of
                                                     the Board of Directors who
                                                     are not employees of the
                                                     Corporation or any of its
                                                     subsidiaries (provided
                                                     that any Options for such
                                                     shares that expire or
                                                     terminate unexercised or
                                                     any restricted stock
                                                     repurchased by the
                                                     Corporation shall not be
                                                     counted toward such
                                                     maximum number); or

                                            (VII)    up to 102,222 shares of
                                                     Common Stock (or Options
                                                     with respect thereto)
                                                     (subject in either case to
                                                     appropriate adjustment in
                                                     the event of any stock
                                                     dividend, stock split,
                                                     combination or other
                                                     similar recapitalization
                                                     affecting such shares)
                                                     issued or issuable to North
                                                     Shore - Long Island Jewish
                                                     Research Institute or any
                                                     of its affiliates as
                                                     consideration for one or
                                                     more licenses of
                                                     intellectual property
                                                     and/or related assets or
                                                     services.

                           (ii) No Adjustment of Series A Conversion Price. No
adjustment in the Series A Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if (a): the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the applicable Series A Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares, or (b) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.

                           (iii) Issue of Securities Deemed Issue of Additional
Shares of Common Stock. If the Corporation at any time or from time to time after the Series A Original Issue Date shall issue any Options (excluding Options covered by Subsections 4(d)(i)(D)(V), (VI) and (VII) above) or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Series A Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                    (A) No further adjustment in the Series A
Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                    (B) If such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, then upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                    (C) Upon the expiration or termination of
any such unexercised Option or unconverted Convertible Security, the Series A Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Convertible Security shall not be deemed issued for the purposes of any subsequent adjustment of the Series A Conversion Price;

                                    (D) In the event of any change in the number
of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Series A Conversion Price then in effect shall forthwith be readjusted to such Series A Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised, converted or exchanged prior to such change been made upon the basis of such change; and

                                    (E) No readjustment pursuant to clause (B)
or (D) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price on the original adjustment date, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

         In the event the Corporation, after the Series A Original Issue Date, amends the terms relating to the consideration to be received or the number of shares that would be issued upon exercise or conversion of any such Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Series A Original Issue Date or were issued after the Series A Original Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Series A Original Issue Date and the provisions of this Subsection 4(d)(iii) shall apply to the extent of such amendment.

                           (iv) Adjustment of Series A Conversion Price Upon
Issuance of Additional Shares of Common Stock.

         In the event the Corporation shall at any time after the Series A Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii)), without consideration or for a consideration per share less than the applicable Series A Conversion Price in effect immediately prior to such issue, then and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of

Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion or exchange of Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

                           (v) Determination of Consideration. For purposes of
this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (A) Cash and Property: Such consideration
shall:

                                            (I)      insofar as it consists of
                                                     cash, be computed at the
                                                     aggregate of cash received
                                                     by the Corporation,
                                                     excluding amounts paid or
                                                     payable for accrued
                                                     interest;

                                            (II)     insofar as it consists of
                                                     property other than cash,
                                                     be computed at the fair
                                                     market value thereof at the
                                                     time of such issue, as
                                                     determined in good faith by
                                                     the Board of Directors; and

                                            (III)    in the event Additional
                                                     Shares of Common Stock are
                                                     issued together with other
                                                     shares or securities or
                                                     other assets of the
                                                     Corporation for
                                                     consideration which covers
                                                     both, be the proportion of
                                                     such consideration so
                                                     received, computed as
                                                     provided in clauses (I) and
                                                     (II) above, as determined
                                                     in good faith by the Board
                                                     of Directors.

                                    (B) Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                             (x) the total amount, if any,
received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                             (y) the maximum number of shares of
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                          (vi) Multiple Closing Dates. In the event the
Corporation shall issue on more than one date Additional Shares of Common
Stock which are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

                  (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series A Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

                  (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                  (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the

Series A Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series A Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

                  (g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had the Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series A Preferred Stock; provided, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

                  (h) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2(c), if there shall occur any reorganization, recapitalization, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs (e), (f) or (g) of this Section 4), then, following any such reorganization, recapitalization, consolidation or merger, each share of Series A Preferred Stock shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

                  (i) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                  (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this
Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

                  (k) Notice of Record Date. In the event:

                           (i) the Corporation shall take a record of the
holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

                           (ii) of any capital reorganization of the
Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Corporation; or

                           (iii) of the voluntary or involuntary dissolution,
liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will mail or cause to be mailed to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the record date or effective date for the event specified in such notice.

         5. Mandatory Conversion.

                  (a) Upon the closing of the sale of shares of Common Stock, at a price to the public of at least $6.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (an "Effective Registration Statement"), resulting in at least $30,000,000 of gross proceeds to the Corporation or upon the closing of the sale of shares of Common Stock in a public offering pursuant to an Effective Registration Statement if the holders of at least a majority of the shares of the Series A Preferred Stock agree in writing that all shares of Series A Preferred Stock shall be converted upon the closing of the sale of shares of Common Stock in a public offering pursuant to an Effective Registration Statement (each such closing date is hereinafter referred to as the "Mandatory Conversion Date"), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series A Preferred Stock, and all provisions included herein under the caption "Series A Convertible Preferred Stock", and all references herein to the Series A Preferred Stock, shall be deleted and shall be of no further force or effect.

                  (b) All holders of record of shares of Series A Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all outstanding shares of Series A Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                  (c) All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series A Preferred Stock may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

         6. Redemption.

                  (a) Upon the delivery of a notice (the "Redemption Notice") in writing by holders of at least a majority of the shares of Series A Preferred Stock then outstanding on or after the earlier of (i) the fifth anniversary of the Series A Original Issue Date, (ii) the Redemption Trigger Date as defined in the Series A Convertible Preferred Stock Purchase Agreement, dated as of the Series A Original Issue Date, or (iii) the Redemption Trigger Date as defined in the Investor Rights Agreement, dated as of the Series A Original Issue Date, requesting that shares of Series A Preferred Stock be redeemed (a "Redemption Request"), commencing on a date that is not less than 60 days after the date of such Redemption Notice (the "Mandatory Redemption Date"), the Corporation will, subject to the conditions set forth below, on the Mandatory Redemption Date, redeem from each holder of shares of Series A Preferred Stock that requests redemption pursuant to the Redemption Request or pursuant to a subsequent election made in accordance with Section 6(b) (a "Requesting Holder"), at a price equal to the Preference Amount, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (collectively, the "Mandatory Redemption Price"), the number of shares of Series A Preferred Stock requested to be redeemed by each Requesting Holder.

                  (b) Within seven (7) days after its receipt of the Redemption Notice, the Corporation shall provide notice of its receipt of the Redemption Notice by first class or registered mail, postage prepaid, to each holder of record of Series A Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent). Each holder of Series A Preferred Stock (other than a holder who has made the Redemption Request) may elect to become a Requesting Holder by so indicating in a written notice mailed to the Corporation no later than 30 days after the delivery of the Redemption Notice to the Corporation. Except as provided in Section 6(c) below, each Requesting Holder shall surrender to the Corporation on the Mandatory Redemption Date, the certificate(s) representing the shares to be redeemed on such date, in the manner and place designated in the Redemption Notice. Thereupon, the Mandatory Redemption Price shall be paid to the order of each such Requesting Holder and each certificate surrendered for redemption shall be cancelled.

                  (c) If the funds of the Corporation legally available for redemption of Series A Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the number of shares of Series A Preferred Stock required under this Section 6 to be redeemed on such date from Requesting Holders, those funds which are legally available will be used to redeem the maximum possible number of such shares of Series A Preferred Stock ratably on the basis of the number of shares of Series A Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Series A Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series A Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

                  (d) Unless there shall have been a failure to pay the Mandatory Redemption Price, on the Mandatory Redemption Date all rights of the holder of each share redeemed on such date as a stockholder of the Corporation by reason of the ownership of such share will cease, except the right to receive the Mandatory Redemption Price of such share, without interest, upon presentation and surrender of the certificate representing such share, and such share will not from and after such Mandatory Redemption Date be deemed to be outstanding.

                  (e) Any Series A Preferred Stock redeemed pursuant to this
Section 6 will be cancelled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

         7. Waiver. Any of the rights of the holders of Series A Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chairman of the Board as of the 5th day of July, 2001.

                                    CRITICAL THERAPEUTICS, INC.

                                    By: /s/ H. Shaw Warren, Jr.
                                        --------------------------------
                                    Name: H. Shaw Warren, Jr.
                                    Title: Chairman of the Board

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CRITICAL THERAPEUTICS, INC.

         Critical Therapeutics, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         The Directors of the Corporation duly approved an amendment to the Certificate of Incorporation in accordance with Sections 141 and 242 of the General Corporation Law of the State of Delaware. The stockholders of the Corporation duly adopted the amendment to the Certificate of Incorporation of the Corporation in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been or will be given to all stockholders who have not consented in writing to said amendment. The resolutions setting forth this amendment is as follows:


RESOLVED:         That the Certificate of Incorporation of the Corporation be
                  amended by deleting the first paragraph of Article FOURTH in its entirety and inserting the following in lieu thereof:

                           "FOURTH: The total number of shares of all classes of
                  stock which the Corporation shall have authority to issue is
                  (i) 18,940,000 shares of Common Stock, $.001 par value per share ("Common Stock") and (ii) 10,240,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock")."

RESOLVED:         That the Certificate of Incorporation of the Corporation be
                  amended by deleting the first paragraph of Section C of Article FOURTH in its entirety and inserting the following in lieu thereof:

                           "TEN MILLION TWO HUNDRED FORTY THOUSAND (10,240,000)
                  shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations."

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 06/28/2002
                                                             020424473 - 3220786

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this 26th day of June 2002.

                                    CRITICAL THERAPEUTICS, INC.

                                    By: /s/ Christopher K. Mirabelli
                                        --------------------------------
                                        Christopher K. Mirabelli
                                        President and Chief Executive Officer

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                        FILED 9:30 AM 10/23/2002
                                                             020653288 - 3220786

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CRITICAL THERAPEUTICS, INC.

         Critical Therapeutics, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         The Directors of the Corporation duly approved an amendment to the Certificate of Incorporation in accordance with Sections 141 and 242 of the General Corporation Law of the State of Delaware and declaring said amendment to be advisable. The stockholders of the Corporation duly adopted the amendment to the Certificate of Incorporation of the Corporation in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolutions setting forth this amendment are as follows:

RESOLVED:         That the Certificate of Incorporation of the Corporation be
                  amended by deleting the first paragraph of Article FOURTH in its entirety and inserting the following in lieu thereof:

                           "FOURTH: The total number of shares of all classes of
                  stock which the Corporation shall have authority to issue is
                  (i) 31,090,000 shares of Common Stock, $.001 par value per share ("Common Stock") and (ii) 20,390,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock")."

RESOLVED:         That the Certificate of Incorporation of the Corporation be
                  amended by deleting the first paragraph of Section C of Article FOURTH in its entirety and inserting the following in lieu thereof:

                           "TWENTY MILLION THREE HUNDRED NINETY THOUSAND
                  (20,390,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations."

RESOLVED:         That the Certificate of Incorporation of the Corporation be
                  amended by deleting Subsection C.4(d)(i)(D)(VI) of Article
                  FOURTH in its entirety and inserting the following in lieu thereof:

                  "(VI) up to 4,000,000 shares of Common Stock (or Options with respect thereto) (subject in either case to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), issued or issuable to employees or directors of, or consultants to, the Corporation pursuant to a plan or arrangement approved by the Board of Directors of the Corporation and by a majority of the members of the Board of Directors who are not employees of the Corporation or any of its subsidiaries (provided that any Options for such shares that expire or terminate unexercised or any restricted stock repurchased by the Corporation shall not be counted toward such maximum number); or"

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this 23rd day of October 2002.

                                    CRITICAL THERAPEUTICS, INC.

                                    By: /s/ Paul D. Rubin
                                        --------------------------------
                                        Paul D. Rubin, M.D.
                                        President and Chief Executive Officer

                                                               State Of Delaware
                                                              Secretary Of State
                                                        Division Of Corporations
                                                   Delivered 11:37 AM 10/03/2003
                                                       FILED 11:28 AM 10/03/2003
                                                    SRV 030638160 - 3220786 FILE

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CRITICAL THERAPEUTICS, INC.

                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware

         Critical Therapeutics, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

         RESOLVED: That Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following Article FOURTH is inserted in lieu thereof:

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 90,000,000 shares of Common Stock, $.001 par value per share ("Common Stock") and (ii) 70,000,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock").

                  The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK.

         1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

         2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

         Except as otherwise provided in this Article, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

         3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B. PREFERRED STOCK.

         Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

         Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

C. CONVERTIBLE PREFERRED STOCK.

         TWENTY MILLION THREE HUNDRED NINETY THOUSAND (20,390,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated

"Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), and FORTY MILLION ONE HUNDRED TEN THOUSAND FOUR HUNDRED TWENTY-NINE (40,110,429) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock" and together with the Series A Preferred Stock, the "Convertible Preferred Stock"), each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

         1. Dividends.

                  (a) The holders of shares of Series B Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative, non-compounding dividends of $.112 per share of Series B Preferred Stock per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable in preference and priority to any payment of any dividend or other distribution on Common Stock of the Corporation (the "Series B Accruing Dividend"), plus, in the event that the Corporation shall pay or declare any dividend on shares of Common Stock, an amount equal to the product of (i) the per share dividend declared or set aside for the Common Stock multiplied by (ii) the number of whole shares of Common Stock into which each share of Series B Preferred Stock is then convertible. Such Series B Accruing Dividend shall accrue from day to day, whether or not earned or declared, on each share of Series B Preferred Stock from the date of original issuance of such share until paid as provided in this Certificate of Incorporation and shall be cumulative.

                  (b) The holders of shares of Series A Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative, non-compounding dividends of $.08 per share of Series A Preferred Stock per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable in preference and priority to any payment of any dividend or other distribution on Common Stock of the Corporation (the "Series A Accruing Dividend"), plus, in the event that the Corporation shall pay or declare any dividend on shares of Common Stock, an amount equal to the product of (i) the per share dividend declared or set aside for the Common Stock multiplied by (ii) the number of whole shares of Common Stock into which each share of Series A Preferred Stock is then convertible. Such Series A Accruing Dividend shall accrue from day to day, whether or not earned or declared, on each share of Series A Preferred Stock from the date of original issuance of such share until paid as provided in this Certificate of Incorporation and shall be cumulative.

                  (c) The Series B Accruing Dividend and the Series A Accruing Dividend shall be payable upon the earlier of (i) the date on which the Board of Directors of the Corporation declares a dividend; (ii) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation pursuant to Section 2 below or (iii) redemption of Series B Preferred Stock or Series A Preferred Stock, as the case may be, pursuant to Section 6 below.

                  (d) In the event that there shall be cumulative and/or declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of any shares of Series B Preferred Stock or Series A Preferred Stock as provided in Section 4 hereof, the Corporation shall, at the option of the holder of such shares, pay in cash, out of funds legally available therefor, to such holder the full amount of any such dividends or allow such dividends to be converted into Common Stock in accordance with, and pursuant to the terms specified in, Section 4 hereof, except that the Conversion Price (as that term is defined in Section 4(a)) for such purpose shall be the then fair market value of the Common Stock as determined in the good faith and reasonable judgment of the Board of Directors of the Corporation. The Corporation shall at all times maintain a reserve of not less than 5,000,000 shares of Common Stock for such purpose.

         2. Liquidation, Dissolution or Winding Up, Certain Mergers, Consolidations and Asset Sales.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Convertible Preferred Stock by reason of their ownership thereof, an amount equal to (i) $1.40 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) with respect to the Series B Preferred Stock and (ii) $1.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) with respect to the Series A Preferred Stock, in each case, plus any dividends accrued (whether or not declared) or declared but unpaid thereon (the "Preference Amount"). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Convertible Preferred Stock the full amount to which they shall be entitled, the holders of shares of Convertible Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Convertible Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  (b) After the payment of all preferential amounts required to be paid to the holders of Convertible Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Convertible Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Convertible Preferred Stock, Common Stock and any other class or series of stock entitled to participate in liquidation distributions with the holders of Common Stock, pro rata based on the number of Shares of Common Stock held by each (assuming conversion into Common Stock of all such shares).

                  (c) If so elected by vote or written consent of holders of at least sixty-five percent (65%) of the then outstanding shares of Convertible Preferred Stock, voting together as a single class on an as-converted basis, in lieu of the provisions of Section 4(h), (i) any merger or consolidation in which
(A) the Corporation is a constituent party or (B) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation (except any such merger or consolidation involving the Corporation or a subsidiary in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least 51 % by voting power of the capital stock of (x) the surviving or resulting corporation or (y) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation), or (ii) the sale, conveyance or disposition of more than 50% of the capital stock of the Corporation to any person or entity or (iii) sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation of the Corporation for purposes of this Section 2, and the agreement or plan of merger or consolidation with respect to such merger, consolidation or sale shall provide that the consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above. The amount distributed to the holders of Convertible Preferred Stock upon any such merger, consolidation or sale shall be the cash or the value of the property, rights or securities distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

         3. Voting.

                  (a) On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written action of stockholders in lieu of meeting), each holder of outstanding shares of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Convertible Preferred Stock held by such holder (exclusive of any dividends unpaid thereon) are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law, by the provisions of Subsection 3(b) or 3(c) below or by the provisions establishing any other series of Preferred Stock, holders of Convertible Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

                  (b) The Board of Directors of the Corporation shall consist of not more than eight (8) directors. The holders of record of the shares of Convertible Preferred Stock, exclusively and together as a separate class, shall be entitled to elect six directors, and the holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Convertible Preferred Stock), exclusively and together as a separate class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of sixty-five percent (65%) of the shares of Convertible Preferred Stock then outstanding shall constitute a quorum of the Convertible Preferred Stock for the purpose of electing directors by holders of the Convertible Preferred Stock. A vacancy in any directorship filled by the holders of Convertible Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Convertible Preferred Stock or by any remaining director or directors elected by the holders of Convertible Preferred Stock pursuant to this Subsection 3(b).

                  (c) In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, amend the Corporation's Certificate of Incorporation or Bylaws in a manner which affects the rights, privileges or preferences of the Series B Preferred Stock, whether by merger, consolidation or otherwise, or which increases or decreases the number of authorized shares of Series B Preferred Stock.

                  (d) In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, amend the Corporation's Certificate of Incorporation or Bylaws in a manner which affects the rights, privileges or preferences of the Series A Preferred Stock, whether by merger, consolidation or otherwise, or which increases or decreases the number of authorized shares of Series A Preferred Stock.

                  (e) In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least sixty-five percent (65%) of the then outstanding shares of Convertible Preferred Stock:

                           (i) increase or decrease the number of authorized shares of Common Stock or Preferred Stock;

                           (ii) authorize, designate or issue any class or series of capital stock having any rights senior to or on parity with the Convertible Preferred Stock as to dividends, liquidation, redemption or otherwise;

                           (iii) pay or declare any dividend or distribution on any shares of its Common Stock or other stock or any other class or series of stock ranking on liquidation junior to the Convertible Preferred Stock (except dividends payable on shares of Common Stock, solely in shares of Common Stock), or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries, or otherwise, of any shares of its capital stock (other than the repurchase of Common Stock upon termination of employment or service);

                           (iv) other than pursuant to one or more transactions with an aggregate value that is less than $500,000, enter into any merger or consolidation with any other entity, or allow any entity controlled by it to enter into any merger or consolidation with any other entity as a means of avoiding substantive compliance with the obligations set forth in this Subsection
                           (e)(iv);

                           (v) allow the issuance of any equity securities by any subsidiary of the Corporation, other than issuances to the Corporation;

                           (vi) sell, lease or otherwise dispose of directly or indirectly the lesser of (A) an aggregate of assets with a value of $3,000,000 or more (other than in the ordinary course of business pursuant to the prior approval of the Board of Directors and each of the MPM, HCV, JJDC and ATV

                           Designees (each as defined in that certain Amended and Restated Stockholders' Voting Agreement dated as of the Series B Original Issue Date, as defined in
                           Section 4(d) below)), or (B) all or substantially all of its assets or properties;

                           (vii) enter into any transaction or series of related transactions in which 50% or more of the ownership of the resultant company is owned by shareholders who were not shareholders of the Corporation immediately prior to such transactions or the first transaction in a series of related transactions;

                           (viii) incur indebtedness for borrowed funds, together with all other entities controlled by it, in excess of $3,000,000 in the aggregate;

                           (ix) voluntarily liquidate or dissolve;

                           (x) enter into any acquisition or investment transaction, or series of related acquisition or investment transactions, in which the aggregate value is in excess of ten percent (10%) of the Corporation's consolidated net worth as of the end of the fiscal quarter prior to the date of such transaction or transactions;

                           (xi) enter into any transaction pursuant to which the Corporation makes a loan or advance to, or acquires any stock or other securities of, any entity unless such entity is a wholly-owned subsidiary of the Corporation or such transaction is otherwise permitted by clause (x) above;

                           (xii) enter into any transaction that results in the sale, lease, exclusive license or other transfer of all or substantially all of the material intellectual property of the Corporation;

                           (xiii) significantly change the business of the Company as conducted as of the Series B Original Issue Date; or

                           (xiv) increase the number of shares issuable pursuant to the 2000 Equity Incentive Plan or any other stock option plan of the Company.

         4. Optional Conversion. The holders of the Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.40 by the Series B Conversion Price (as defined below) in effect at the time of conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing

$1.00 by the Series A Conversion Price (as defined below) in effect at the time of conversion. The "Series B Conversion Price" shall initially be $1.40 and the "Series A Conversion Price" shall initially be $1.00. Such initial Series B Conversion Price and Series A Conversion Price, and the rate at which shares of Convertible Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

         In the event of a notice of redemption of any shares of Convertible Preferred Stock pursuant to Section 6 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the first full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Convertible Preferred Stock.

                  (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series B Conversion Price or Series A Conversion Price, as the case may be.

                  (c) Mechanics of Conversion.

                           (i) In order for a holder of Convertible Preferred
Stock to convert shares of Convertible Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Convertible Preferred Stock, at the office of the transfer agent for the Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Convertible Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Convertible Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                           (ii) The Corporation shall at all times when the
Convertible Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Convertible Preferred Stock. Before taking any action which would cause an adjustment reducing the Series B Conversion Price or the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series B Conversion Price or Series A Conversion Price.

                           (iii) Upon any such conversion, no adjustment to the
Series B Conversion Price or Series A Conversion Price shall be made for any declared but unpaid dividends on the Convertible Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                  (iv) All shares of Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Convertible Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Convertible Preferred Stock accordingly.

                           (v) The Corporation shall pay any and all issue and
other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Convertible Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Convertible Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (d) Adjustments to Convertible Conversion Price for Diluting
Issues:

                           (i) Special Definitions. For purposes of this Section
4, the following definitions shall apply:

                                    (A) "Option" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                                    (B) "Series B Original Issue Date" shall
mean October 3, 2003.

                                    (C) "Convertible Securities" shall mean any
evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

                                    (D) "Additional Shares of Common Stock"
shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the Series B Original Issue Date, other than:

                                            (I)      shares of Common Stock
                                                     issued or issuable upon
                                                     conversion or exchange of
                                                     any Convertible Securities
                                                     or exercise of any Options
                                                     outstanding on the Series B
                                                     Original Issue Date;

                                            (II)     shares of Common Stock
                                                     issued or issuable as a
                                                     dividend or distribution on
                                                     Convertible Preferred
                                                     Stock;

                                            (III)    shares of Common Stock
                                                     issued or issuable by
                                                     reason of a dividend, stock
                                                     split, split-up or other
                                                     distribution on shares of
                                                     Common Stock that is
                                                     covered by Subsection 4(e)
                                                     or 4(f) below;

                                            (IV)     shares of Common Stock
                                                     issued or issuable solely
                                                     in consideration for the
                                                     acquisition (whether by
                                                     merger or otherwise) by the
                                                     Corporation or its
                                                     subsidiaries of all or
                                                     substantially all of the
                                                     stock or assets of another
                                                     entity, provided that, the
                                                     issuance of such shares is
                                                     approved by a majority of
                                                     the Board of Directors of
                                                     the Corporation and each of
                                                     the MPM, HCV, ATV and JJDC
                                                     Designees;

                                            (V)      shares of Common Stock (or
                                                     Options with respect
                                                     thereto) (subject in either
                                                     case to appropriate
                                                     adjustment in the event of
                                                     any stock dividend, stock
                                                     split, combination or other
                                                     similar recapitalization
                                                     affecting such shares),
                                                     issued or issuable in
                                                     connection with an
                                                     equipment lease financing
                                                     that is approved by a
                                                     majority of the Board of
                                                     Directors of the
                                                     Corporation and each of the
                                                     MPM, HCV, ATV and JJDC
                                                     Designees;

                                            (VI)      up to 5,965,000 shares of
                                                      Common Stock (or Options
                                                      with respect thereto)
                                                      (subject in either case to
                                                      appropriate adjustment in
                                                      the event of any stock
                                                      dividend, stock split,
                                                      combination or other
                                                      similar recapitalization
                                                      affecting such shares),
                                                      issued or issuable to
                                                      employees or directors of,
                                                      or consultants to, the
                                                      Corporation pursuant to a
                                                      plan or arrangement
                                                      approved by the Board of
                                                      Directors of the
                                                      Corporation and by a
                                                      majority of the members of
                                                      the Board of Directors who
                                                      are not employees of
                                                      the Corporation or any of
                                                      its subsidiaries (provided
                                                      that any Options for such
                                                      shares that expire or
                                                      terminate unexercised or
                                                      any restricted stock
                                                      repurchased by the
                                                      Corporation shall not be
                                                      counted toward such
                                                      maximum number); or

                                            (VII)    up to 602,222 shares of
                                                     Common Stock (or Options
                                                     with respect thereto)
                                                     (subject in either case to
                                                     appropriate adjustment in
                                                     the event of any stock
                                                     dividend, stock split,
                                                     combination or other
                                                     similar recapitalization
                                                     affecting such shares)
                                                     issued or issuable to North
                                                     Shore - Long Island Jewish
                                                     Research Institute or any
                                                     of its affiliates as
                                                     consideration for one or
                                                     more licenses of
                                                     intellectual property
                                                     and/or related assets or
                                                     services.

                           (ii) No Adjustment of Conversion Price. No adjustment
in the Series B Conversion Price or Series A Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (a) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the applicable Series B Conversion Price or Series A Conversion Price, as the case may be, in effect immediately prior to the issuance or deemed issuance of such Additional Shares, or (b) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least sixty-five percent (65%) of the then outstanding shares of Convertible Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.

                           (iii) Issue of Securities Deemed Issue of Additional
Shares of Common Stock. If the Corporation at any time or from time to time after the Series B Original Issue Date shall issue any Options (excluding Options covered by Subsections 4(d)(i)(D)(V), (VI) and (VII) above) or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Series B Conversion Price or Series A Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                    (A) No further adjustment in the Series B
Conversion Price or Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                    (B) If such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, then upon the exercise, conversion or exchange thereof, the Series B Conversion Price or Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                    (C) Upon the expiration or termination of
any such unexercised Option or unconverted Convertible Security, the Series B Conversion Price and Series A Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Convertible Security shall not be deemed issued for the purposes of any subsequent adjustment of the Series B Conversion Price or Series A Conversion Price, as the case may be;

                                    (D) In the event of any change in the number
of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Series B Conversion Price or Series A Conversion Price then in effect shall forthwith be readjusted to such Series B Conversion Price or Series A Conversion Price, respectively, as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised, converted or exchanged prior to such change been made upon the basis of such change; and

                                    (E) No readjustment pursuant to clause (B)
or (D) above shall have the effect of increasing the Series B Conversion Price or Series A Conversion Price to an amount which exceeds the lower of (i) the Series B Conversion Price or Series A Conversion Price, respectively, on the original adjustment date, or (ii) the Series B Conversion Price or Series A Conversion Price, respectively, that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

         In the event the Corporation, after the Series B Original Issue Date, amends the terms relating to the consideration to be received or the number of shares that would be issued upon exercise or conversion of any such Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Series B Original Issue Date or were issued after the Series B Original Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Series B Original Issue Date and the provisions of this Subsection 4(d)(iii) shall apply to the extent of such amendment.

                           (iv) Adjustment of Conversion Price Upon Issuance of
Additional Shares of Common Stock.

         In the event the Corporation shall at any time after the Series B Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii)), without consideration or for a consideration per share less than the applicable Series B Conversion Price or Series A Conversion Price in effect immediately prior to such issue, then and in such event, such Series B Conversion Price or Series A Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series B Conversion Price or Series A Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series B Conversion Price or Series A Conversion Price, as the case may be; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 4(d)(iv), (i) all shares of Common Stock issuable upon conversion or exchange of shares of Convertible Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding and (ii) the number of shares of Common Stock issuable upon conversion or exchange of such outstanding Convertible Preferred Stock shall not give effect to any adjustments to the conversion or exchange price or exchange rate of such Convertible Preferred Stock resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

                           (v) Determination of Consideration. For purposes of
this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (A) Cash and Property: Such consideration
shall:

                                            (I)      insofar as it consists of
                                                     cash, be computed at the
                                                     aggregate of cash received
                                                     by the Corporation,
                                                     excluding amounts paid or
                                                     payable for accrued
                                                     interest;

                                            (II)     insofar as it consists of
                                                     property other than cash,
                                                     be computed at the fair
                                                     market value thereof at the
                                                     time of such issue, as
                                                     determined in good faith by
                                                     the Board of Directors; and

                                            (III)    in the event Additional
                                                     Shares of Common Stock are
                                                     issued together with other
                                                     shares or securities or
                                                     other assets of the
                                                     Corporation for
                                                     consideration which covers
                                                     both, be the proportion of
                                                     such consideration so
                                                     received, computed as
                                                     provided in
                                                      clauses (I) and (II)
                                                      above, as determined in
                                                      good faith by the Board of
                                                      Directors.

                                    (B) Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                             (x) the total amount, if any,
received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                            (y) the maximum number of shares of
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           (vi) Multiple Closing Dates. In the event the
Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Series B Conversion Price or Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

                  (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series B Original Issue Date effect a subdivision of the outstanding Common Stock, the Series B Conversion Price and Series A Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Series B Original Issue Date combine the outstanding shares of Common Stock, the Series B Conversion Price and Series A Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Series B Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series B Conversion Price and Series A Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series B Conversion Price or Series A Conversion Price, as applicable, then in effect by a fraction:

                  (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                  (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B Conversion Price and Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B Conversion Price and Series A Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series B Preferred Stock and Series A Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series B Preferred Stock and Series A Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series B Preferred Stock and Series A Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

                  (g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the holders of the Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had the Convertible Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Convertible Preferred Stock; provided, however, that no such adjustment shall be made if the holders of Convertible Preferred Stock simultaneously receive a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities as they would have received if all outstanding shares of Convertible Preferred Stock had been converted into Common Stock on the date of such event.

                  (h) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2(c), if there shall occur any reorganization, recapitalization, consolidation or merger involving the Corporation in which the Common Stock (but not the Convertible Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs (e), (f) or (g) of this Section 4), then, following any such reorganization, recapitalization, consolidation or merger, each share of Convertible Preferred Stock shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Convertible Preferred Stock immediately prior to such reorganization, recapitalization, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Convertible Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series B Conversion Price and Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Convertible Preferred Stock.

                  (i) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Convertible Preferred Stock against impairment.

                  (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price or Series A Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock or Series A Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock or Series A Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (i) the Series B Conversion Price or Series A Conversion Price, as the case may be, then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series B Preferred Stock or Series A Preferred Stock, as the case may be.

                  (k) Notice of Record Date. In the event:

                           (i) the Corporation shall take a record of the
holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Convertible Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

                           (ii) of any capital reorganization of the
Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Corporation; or

                           (iii) of the voluntary or involuntary dissolution,
liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will mail or cause to be mailed to the holders of the Convertible Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Convertible Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the record date or effective date for the event specified in such notice.

         5. Mandatory Conversion.

                  (a) Upon the closing of the sale of shares of Common Stock, at a price to the public of at least $4.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (an "Effective Registration Statement"), resulting in at least $30,000,000 of gross proceeds to the Corporation and after which the Common Stock is either listed on a U.S. securities exchange or traded in the NASDAQ National Market System, or upon the closing of the sale of shares of Common Stock in a public offering pursuant to an Effective Registration Statement if the holders of at least sixty-five percent (65%) of the shares of the Convertible Preferred Stock agree in writing that all shares of Convertible Preferred Stock shall be converted upon the closing of the sale of shares of Common Stock in a public offering pursuant to an Effective Registration Statement (each such closing date is hereinafter referred to as the "Mandatory Conversion Date"), (i) all outstanding shares of Convertible Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series A Preferred Stock and Series B Preferred Stock, and all provisions included herein under the caption "Convertible Preferred Stock", "Series A Convertible Preferred Stock" and "Series B Convertible Preferred Stock", and all references herein to the Series A Preferred Stock, Series B Preferred Stock and Convertible Preferred Stock, shall be deleted and shall be of no further force or effect.

                  (b) All holders of record of shares of Convertible Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Convertible Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Convertible Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Convertible Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all outstanding shares of Convertible Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Convertible Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Convertible Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Convertible Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                  (c) All certificates evidencing shares of Convertible Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Convertible Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Convertible Preferred Stock may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Convertible Preferred Stock accordingly.

         6. Redemption.

                  (a) Upon the delivery of a notice (the "Redemption Notice") in writing by holders of at least sixty-five percent (65%) of the shares of Convertible Preferred Stock then outstanding on or after the earlier of (i) the fourth anniversary of the Series B Original Issue Date, (ii) the Redemption Trigger Date as defined in the Series B Convertible Preferred Stock Purchase Agreement, dated as of the Series B Original Issue Date, or (iii) the Redemption Trigger Date as defined in the Amended and Restated Investor Rights Agreement, dated as of the Series B Original Issue Date, requesting that shares of Convertible Preferred Stock be redeemed

(a "Redemption Request"), commencing on a date that is not less than 60 days after the date of such Redemption Notice (the "Mandatory Redemption Date"), the Corporation will, subject to the conditions set forth below, on the Mandatory Redemption Date, redeem from each holder of shares of Convertible Preferred Stock that requests redemption pursuant to the Redemption Request or pursuant to a subsequent election made in accordance with Section 6(b) (a "Requesting Holder"), at a price equal to the applicable Preference Amount, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (collectively, the "Mandatory Redemption Price"), the number of shares of Convertible Preferred Stock requested to be redeemed by each Requesting Holder.

                  (b) Within seven (7) days after its receipt of the Redemption Notice, the Corporation shall provide notice of its receipt of the Redemption Notice by first class or registered mail, postage prepaid, to each holder of record of Convertible Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent). Each holder of Convertible Preferred Stock (other than a holder who has made the Redemption Request) may elect to become a Requesting Holder by so indicating in a written notice mailed to the Corporation no later than 30 days after the delivery of the Redemption Notice to the Corporation. Except as provided in Section 6(c) below, each Requesting Holder shall surrender to the Corporation on the Mandatory Redemption Date, the certificates) representing the shares to be redeemed on such date, in the manner and place designated in the Redemption Notice. Thereupon, the Mandatory Redemption Price shall be paid to the order of each such Requesting Holder and each certificate surrendered for redemption shall be cancelled.

                  (c) If the funds of the Corporation legally available for redemption of Convertible Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the number of shares of Convertible Preferred Stock required under this Section 6 to be redeemed on such date from Requesting Holders, those funds which are legally available will be used to redeem the maximum possible number of such shares of Convertible Preferred Stock ratably on the basis of the number of shares of Convertible Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Convertible Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

                  (d) Unless there shall have been a failure to pay the Mandatory Redemption Price, on the Mandatory Redemption Date all rights of the holder of each share redeemed on such date as a stockholder of the Corporation by reason of the ownership of such share will cease, except the right to receive the Mandatory Redemption Price of such share, without interest, upon presentation and surrender of the certificate representing such share, and such share will not from and after such Mandatory Redemption Date be deemed to be outstanding.

                  (e) Any Convertible Preferred Stock redeemed pursuant to this
Section 6 will be cancelled and will not under any circumstances be reissued, sold or transferred and the

Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Preferred Stock and Series A Preferred Stock accordingly.

         7. Waiver. Any of the rights of the holders of Series B Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding. Any of the rights of the holders of Series A Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding.

         RESOLVED: That an Article TWELFTH of the Certificate of Incorporation of the Corporation be and hereby is added as follows:

                  TWELFTH: To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time being presented to its officers, directors or stockholders, other than (i) those officers, directors or stockholders who are employees of the Corporation and
(ii) those opportunities demonstrated by the Corporation to have been presented to such officers, directors or stockholders expressly as a result of their activities as a director, officer or stockholder of the Corporation. No amendment or repeal of this Article TWELFTH shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities which such officer, director or stockholder becomes aware prior to such amendment or repeal.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer as of the 3rd day of October, 2003.

                                            CRITICAL THERAPEUTICS, INC.

                                            By: /s/ Paul D.  Rubin
                                                --------------------------------
                                            Name: Paul D. Rubin, M.D.
                                            Title: President and CEO

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           CRITICAL THERAPEUTICS, INC.

                             PURSUANT TO SECTION 242
                        OF THE GENERAL CORPORATION LAW OF
                              THE STATE OF DELAWARE



     Critical Therapeutics, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendment are as follows:

     RESOLVED: That Section C.4(d)(i)(D)(VI) of Article Fourth of the Restated Certificate of Incorporation, as amended, of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

          "(VI) up to 9,965,000 shares of Common Stock (or Options with respect thereto) (subject in either case to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), issued or issuable to employees or directors of, or consultants to, the Corporation pursuant to a plan or arrangement approved by the Board of Directors of the Corporation and by a majority of the members of the Board of Directors who are not employees of the Corporation or any of its subsidiaries (provided that any Options for such shares that expire or terminate unexercised or any restricted stock repurchased by the Corporation shall not be counted toward such maximum number),"

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Vice President this 18th day of December, 2003.



                                                 CRITICAL THERAPEUTICS, INC.



                                                 By: /s/ Trevor Phillips
                                                    ----------------------------
                                                    Trevor Phillips
                                                    Vice President


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